EX-23.b
                                          Form 11-K for 1994
                                             File No. 1-8610





                CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-38706 and 33-54309) pertaining to the Southwestern Bell Corporation Savings and Security Plan of our report dated May 22, 1995, with respect to the financial statements and supplemental schedules of the Southwestern Bell Corporation Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.





                                   ERNST & YOUNG LLP

San Antonio, Texas
May 22, 1995